UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

BLACK DIAMOND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, 14th Floor
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 252-0848

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Alexander Mayweg, Ph.D.

On April 10, 2024, Alexander Mayweg, Ph.D. resigned from the Board of Directors (the “Board”) of Black Diamond Therapeutics, Inc. (the “Company”). Dr. Mayweg’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Resignation of Wendy L. Dixon, Ph.D.

On April 10, 2024, Wendy L. Dixon, Ph.D. resigned from the Board and all committees thereof, including her position as Chair of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). Dr. Dixon’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Appointment of Prakash Raman, Ph.D. and Shannon Campbell

On April 10, 2024 (the “Appointment Date”), upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed (i) Prakash Raman, Ph.D. to serve on the Board as a Class I director to hold office until the Company’s annual meeting of stockholders in 2024 or until his earlier death, resignation or removal, and (ii) Shannon Campbell to serve on the Board as a Class III director to hold office until the Company’s annual meeting of stockholders in 2026 or until her earlier death, resignation or removal. In addition, effective as of the Appointment Date, the Board appointed (i) Dr. Raman to serve as a member of the Nominating and Corporate Governance Committee and Audit Committee of the Board, and (ii) Ms. Campbell to serve as a member of the Compensation Committee of the Board, until their respective successors are elected and qualified, or until their earlier death, resignation or removal, or until otherwise determined by the Board.

In connection with Dr. Raman and Ms. Campbell’s appointment to the Board, the Board determined that each of Dr. Raman and Ms. Campbell is independent under the applicable listing standards of Nasdaq.

As non-employee directors, Dr. Raman and Ms. Campbell will receive compensation, including an initial equity award for their Board service in accordance with the Company’s Fifth Amended and Restated Non-Employee Director Compensation Policy. Dr. Raman and Ms. Campbell are not parties to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Raman and Ms. Campbell and any other persons pursuant to which they were selected as directors. In addition, Dr. Raman and Ms. Campbell will each enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 7.01 Regulation FD Disclosure.

On April 11, 2024, the Company issued a press release entitled “Black Diamond Therapeutics Announces Changes to Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Black Diamond Therapeutics, Inc., dated April 11, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND THERAPEUTICS, INC.

Date: April 11, 2024	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	Chief Operating Officer and General Counsel